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                                                                   EXHIBIT 10.45

                             INTERCREDITOR AGREEMENT


                  THIS INTERCREDITOR AGREEMENT (this "Agreement") is made as of this 8th day of January, 2001 by and among Caldera Systems, Inc., a Delaware corporation ("Caldera") and The Canopy Group, Inc., a Utah corporation ("Canopy") and The Santa Cruz Operation, Inc., a California corporation (the "Borrower"). Caldera and Canopy are collectively referred to herein as the "Creditors". All terms not otherwise defined herein shall have the meaning set forth in the Security Agreements.

                                    RECITALS

A. Borrower is indebted to Caldera in the amount of $7 million under that certain Secured Convertible Promissory Note, dated as of an even date herewith (the "Caldera Note"). Borrower is indebted to Canopy up to a maximum amount of $18 million under that certain Secured Convertible Promissory Note, dated as of an even date herewith (the "Canopy Note").

B. Borrower's obligations to Caldera under the Caldera Note are secured by a senior security interest, except as otherwise provided herein, in certain Collateral as specified in the Security Agreement, dated as of an even date herewith, by and between Borrower and Caldera (the "Caldera Security Agreement"). Borrower's obligations to Canopy under the Canopy Note are secured by a junior security interest in certain Collateral as specified in the Security Agreement, dated as of an even date herewith, by and between Borrower and Canopy (the "Canopy Security Agreement") . The Caldera Security Agreement and the Canopy Security Agreement are collectively referred to herein as the "Security Agreements".

C. The parties wish to establish that Caldera possesses a senior security interest to Canopy, except as otherwise provided herein, with respect to Collateral, regardless of the time or order of filing of the financing statements perfecting such security interests and certain other matters.

                  NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1.   Security Interest in the Collateral.

                  (a) The security interest of Caldera in and to the Collateral shall be senior in all respects to the security interest of Canopy in and to the Collateral, and Canopy hereby subordinates the security interest that Canopy now has or may hereinafter acquire pursuant to the Canopy Security Agreement to the seven million dollar ($7,000,000) security interest that Caldera now has pursuant to the Caldera Security Agreement, provided, however, notwithstanding the forgoing, that the security interest of Canopy shall be senior to the security interest of Caldera with respect to all shares of Common Stock, whether issued by Caldera or Caldera International, Inc., either currently held or hereinafter issued to Borrower in connection


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with the closing of the Agreement and Plan of Reorganization dated July 31,
2000, by and between Caldera and Borrower.

                  (b) The establishment of the priority of the security interests pursuant to this Agreement shall be effective without regard to the time or order of attachment or perfection of the security interest or of filing financing statements insofar as Caldera and Canopy each has an enforceable and perfected security interest in the Collateral. If and to the extent the security interest of Caldera or Canopy in any Collateral is or becomes unenforceable or unperfected in any respect, the relative priorities of such security interests of Caldera and Canopy shall be determined in accordance with applicable law.

         2. Conversion of Debt. For as long as both the Caldera Note and the Canopy Note are outstanding, (i) Caldera shall not be entitled to convert debt under the Caldera Note into an aggregate number of shares that exceeds 4.5% of the total outstanding shares of Borrower's Common Stock and (ii) Canopy shall not be entitled to acquire an aggregate number of shares through conversion of debt under the Canopy Note or purchased shares under that certain Warrant granted by Borrower to Canopy and dated on even date herewith (the "Warrant") and any Additional Warrants issued pursuant to the Loan Agreement, dated the date hereof, between Canopy and Borrower, that exceeds 14.% of the total outstanding Borrower's Common Stock. Notwithstanding the foregoing, in no event shall the aggregate number of shares acquired through the conversion of debt under the Caldera Note and the Canopy Note and the purchase of shares under the Warrant exceed 19% of the total outstanding shares of Borrower's Common Stock as of the date of this Agreement.

         3. First Priority. Borrower hereby represents and warrants that there are no liens or security interests in the Collateral in favor of any person or entity other than the Creditors, Prior Liens or Permitted Liens.

         4. No Creditor Obligations. Subject only to the obligation to share Collateral and Collateral proceeds as specified in Section 1 of this Agreement, each of the Creditors is free to exercise independently its respective rights and remedies under its agreements with Borrower provided, however, that each of the Creditors must provide the other five (5) days written notice prior to exercising any right. Without limiting the generality of the foregoing, subject only to the requirements of Section 1 of this Agreement, each of the Creditors is free, for example, (a) to accept payments under its agreements with Borrower, and (b) to declare an event of default under its agreements with Borrower and proceed to enforce its creditor remedies against Borrower and the Collateral.

         5. Notices. All notices and other communications under this Agreement shall be properly given only if made in writing and mailed by certified mail, return receipt requested, postage prepaid, or delivered by hand (including messenger or recognized delivery, courier, or air express service) to the party at the address set forth in this paragraph or such other address as such party may designate in writing to the other party. Such notices and other communications shall be effective on the date of receipt (evidenced by the certified mail receipt) if mailed, or on the date of such hand delivery if hand delivered. If any such notice or other communication is


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not received or cannot be delivered due to a change in address of the receiving party of which notice was not previously given to the sending party or due to a refusal to accept by the receiving party, such notice of other communication shall be effective on the date delivery is attempted.

         If to Caldera:

                  Caldera Systems, Inc.
                  240 West Center Street
                  Orem, Utah 84057
                  Attention: Chief Executive Officer
                  Fax:  (801) 765-1313

         with a copy (which shall not constitute notice) to:

                  Brobeck, Phleger & Harrison LLP
                  370 Interlocken Boulevard, Suite 500
                  Broomfield, Colorado 80021
                  Attention: John E. Hayes, III
                  Fax: (303) 410-2199

         If to Canopy:

                  Canopy
                  333 South 520 West, Suite 300
                  Lindon, Utah 84042
                  Attention: Chief Executive Officer
                  Fax:  (801) 765-1313

         with a copy (which shall not constitute notice) to:

                  Parsons Behle & Latimer
                  201 S. Main Street, Suite 1800
                  Salt Lake City, Utah 84145-0898
                  Attention: Brent Christensen
                  Fax:  (801) 536-6111

         If to Borrower:

                  The Santa Cruz Operation, Inc.
                  425 Encinal
                  Santa Cruz, California
                  Attention: Chief Executive Officer and Law and Corporate
                    Affairs
                  Fax:  (831) 427-5454

         with a copy (which shall not constitute notice) to:


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                  Wilson Sonsini Goodrich & Rosati
                  650 Page Mill Road
                  Palo Alto, CA 94304-1050
                  Attention: Michael Danaher
                  Fax:  (650) 493-6811

         6. Termination. When all of the indebtedness and obligations secured by the Security Documents have been paid in full or otherwise satisfied, this Agreement shall terminate and the Creditors and Borrower shall execute all documents necessary to confirm such termination.

         7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Utah.

         8. Miscellaneous. This Agreement shall benefit and bind the parties and their respective successors and assigns. No benefit to Borrower or any third party is conferred by this Agreement. Caldera and Canopy each hereby waive and relinquish any and all rights, whether at law or in equity, by statute or otherwise, to require the other party to seek the enforcement of any remedy against Borrower or by the other party.

         9. Counterparts; Amendments. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute but one and the same document. This Agreement may be amended only in a writing executed and delivered by the Creditors and Borrower. This Agreement constitutes the entire and integrated agreement between the Creditors relating to the subject matter of this Agreement, and supersedes all prior agreements, understandings, offers and negotiations, oral or written, with respect to the subject matter of this Agreement.


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         IN WITNESS WHEREOF, the parties hereto have duly executed this
Agreement, as of the date first above written.

                                       CALDERA SYSTEMS, INC.


                                       By:
                                           ---------------------------------
                                           Name:
                                           Title:




                                       THE CANOPY GROUP, INC.


                                       By:
                                           ---------------------------------
                                            Name:
                                            Title:




                                       THE SANTA CRUZ OPERATION, INC.


                                       By:
                                           ---------------------------------
                                            Name:
                                            Title:


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